EXHIBIT 6
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                                                 PRICEWATERHOUSECOOPERS LLP
                                                 CHARTERED ACCOUNTANTS
                                                 111 5th Avenue SW, Suite 3100
                                                 Calgary, Alberta
                                                 Canada T2P 5L3
                                                 Telephone +1 (403) 509 7500
                                                 Facsimile +1 (403) 781 1825



CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the inclusion in Canadian Natural Resources Limited's (i) Annual Report on Form 40-F for the year ended December 31, 2005; and (ii) registration statement on Form F-9 (File No. 333-104919), of our audit report dated February 21, 2006, on the consolidated balance sheets of Canadian Natural Resources Limited as at December 31, 2005 and 2004, and the consolidated statements of earnings, retained earnings and cash flows for each of years in the three-year period ended December 31, 2005, to be filed with the United States Securities and Exchange Commission. We also consent to the references to us under the heading "Experts" in the Form F-9.


/s/  PricewaterhouseCoopers LLP


Chartered Accountants
Calgary, Alberta
March 29, 2006





PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.